
                                  NSAR ITEM 77O

                         VK Trust for Insured Municipal
                               10f-3 Transactions

  UNDERWRITING #                UNDERWRITING            PURCHASED FROM      AMOUNT OF SHARES   % OF UNDERWRITING   DATE OF PURCHASE
                                                                               PURCHASED


         1                  Memphis Shelby County       Goldman Sachs           3,000,000            1.224%           11/04/99




Underwriting #1

Morgan Keegan
Morgan Stanley
Chapman Company
Duncan Williams
First Tennessee Bank
MR Beal & Company
NationsBanc Capital Markets